Exhibit 10.1

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (“Agreement”), dated ________, 2022, between ________ (the “Holder”) and Pivotal Investment Holdings III LLC (the “Insider”).

RECITALS:

A. Pivotal Investment Corporation III, a Delaware corporation (the “Company” or “SPAC”) will hold a special meeting of its stockholders (the “Meeting”) to consider and act upon a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (“Business Combination”) from February 11, 2023 to August 11, 2023 (the “Extension”).

B. The Holder is willing to not to seek redemption, or reverse any previously submitted redemption demand, of shares issued in SPAC’s initial public offering (“Public Shares”) at the Meeting upon the terms set forth herein.

IT IS AGREED:

1. Non-Redemption. The Holder hereby agrees to either not request redemption or to reverse any previously submitted redemption demand with respect to an aggregate of _____ Public Shares (“Non-Redeemed Shares”) it holds at the Meeting; provided that in no event will Holder be required to hold a number of Public Shares representing in excess of 9.9% of the total number of shares of Class A common stock of the Company following the effectuation of the Extension Proposal. The Holder shall have no obligation to hold any Public Shares following the effectuation of the Extension.

2. Insider Stock Transfers.

(a) In consideration of the agreement set forth in Section 1 hereof, the Insider (or its designees) will, immediately after the closing of a Business Combination (“Closing”), transfer to the Holder an aggregate of _____ shares of the Company’s Class A common stock (“Founder Shares”) beneficially owned by it (or its designees) if such Non-Redeemed Shares are not redeemed at the Meeting. The Founder Shares shall be re-issued in the name of the Holder either in physical certificate form or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System, as directed by the Holder.

(b) The Insider hereby assigns to the Holder its registration rights pursuant to that certain Registration Rights Agreement, dated as of February 8, 2021, with respect to the Founder Shares being transferred to the Holder hereunder.

(c) The Holder agrees that the Founder Shares to be received hereby shall be subject to the transfer restrictions set forth in Section 6 of that certain letter agreement entered into by the Insider in connection with the Company’s initial public offering (“Insider Letter”). Holder shall not be required to forfeit or transfer the Founder Shares. Holder acknowledges that, pursuant to the limited liability company operating agreement governing the Insider, prior to, or at the time of, an initial Business Combination, the managers of the Insider have the authority to cause the Insider to subject the Founder Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. The Insider acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall not apply to the Founder Shares being transferred to the Holder hereunder and the terms and conditions applicable to the Founder Shares being transferred to the Holder hereunder shall not be changed as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

(d) If at any time the number of outstanding shares of common stock of the Company is increased or decreased by a consolidation, combination, split or reclassification of the common stock or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding common stock of the Company.

3. Representations of Holder. Holder hereby represents and warrants to the Insider that:

(a) Holder, in making the decision to receive the Founder Shares from the Insider, has not relied upon any oral or written representations or assurances from the Insider or any of SPAC’s officers, directors, partners or employees or any other representatives or agents. Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Founder Shares.

(b) This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(c) The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(d) Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the transfer of Founder Shares contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e) Holder is acquiring the Founder Shares solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Holder has no present arrangement to sell the Founder Shares to or through any person or entity except as may be permitted hereunder.

(f) Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Founder Shares. Holder is aware that an investment in the Founder Shares is highly speculative and subject to substantial risks. Holder is cognizant of and understands the risks related to the acquisition of the Founder Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. Holder is able to bear the economic risk of its investment in the Holder for an indefinite period of time and able to sustain a complete loss of such investment.

(g) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Holder in connection with the acquisition of the Founder Shares nor is Investor entitled to or will accept any such fee or commission.

(h) Holder understands that the Founder Shares are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

4. Insider Representations. The Insider hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Insider does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Insider is a party which would prevent the Insider from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Insider is subject.

(b) The Insider (or its designees) is the beneficial owner of the Founder Shares and will transfer them to the Holders immediately prior to the Closing free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the transfer restrictions referred to in Section 2(c) hereof.

(c) Neither the Insider nor the Company have disclosed to the Holders material non-public information with respect to the Company.

5. Disclosure; Exchange Act Filings. As soon as practicable after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the execution of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Insider agrees that the name of the Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

6. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, including the conflicts of law provisions and interpretations thereof.

8. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

9. Termination. This Agreement shall become null and void and of no force and effect if any of the Non-Redeemed Shares held by the Holder are submitted to SPAC’s transfer agent with valid instructions to redeem such Public Shares at the Meeting and such instructions are not withdrawn by the date of the Meeting other than as provided for in Section 1. Notwithstanding any provision in this Agreement to the contrary, the Insider’s obligation to transfer the Founder Shares to the Holder shall be conditioned on the Closing occurring.

10. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

11. Acknowledgement; Waiver. Holder (i) acknowledges that the Insider may possess or have access to material non-public information which has not been communicated to the Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Insider or any of the SPAC’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Securities and Exchange Act of 1934; and (iii) is aware that the Insider is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

13. Most Favored Nation. In the event the Insider enters one or more other non-redemption or forward share purchase agreements before or after the execution of this Agreement, the Insider represents that the terms of such other agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. In the event that another third party is afforded any such more favorable terms than the Holder, the Insider shall promptly inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature Page Follows]

PIVOTAL INVESTMENT HOLDINGS III LLC

By:
Name:
Title:

HOLDER

By:
Name:
Title: